                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

          1-800-Consumer International, Inc., a corporation organized and existing under and by virtue of General Corporation Law of the State of Delaware.

          DOES HEREBY CERTIFY THAT:

          FIRST: That by unanimous written consent of the Board of Directors of 1-800-Consumer International, Inc. resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and recommending that said resolutions be submitted to the stockholders of the corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

          RESOLVED, that the Certificate of Incorporation of said corporation be amended by changing "Article 1. Name" so that, as amended, said Article shall be and read as follows:

          The name of the corporation (the "Corporation") shall be: ISA INTERNATIONALE INC.

          SECOND: That thereafter, the foregoing amendments were duly adopted, authorized and consented to in accordance with Section 228 of the General Corporation Law of Delaware by the written consent of shareholders holding 1,440,604 shares of the Corporation's Common Stock, or approximately 74.56% of the shares which were issued and outstanding on the record date. The undersigned does further certify that written notice of the foregoing amendment has been or will be mailed to those stockholders of record of the Corporation who did not sign the consent to the actions described above.

          DATED the 24th day of April, 1998.

                                       1-800-Consumer International, Inc.

                                       By: /s/ Keith P. Rowland
                                           -------------------------------------
                                           Keith P. Rowland, President

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

          H.Z.T., Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY THAT:

          FIRST: That by unanimous written consent of the Board of Directors of H.Z.T., Inc. resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and recommending that said resolutions be submitted to the stockholders of the corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

          RESOLVED, that the Certificate of Incorporation of said corporation be amended by changing "Article 1. Name" so that, as amended, said Article shall be and read as follows:

          The name of the corporation (the "Corporation") shall be:
          1-800-Consumer International, Inc.

          FURTHER RESOLVED, that the Certificate of Incorporation of said corporation be amended by deleting the first seven lines of "Article IV. Capitalization" and inserting the following so that the first seven lines of said Article shall be and read as follows:

          The Corporation shall have the authority to issue an aggregate of 35,000,000 shares, of which 5,000,000 shall be preferred stock, $0.0001 par value (hereinafter the "Preferred Stock"), and 30,000,000 shares shall be common stock, par value $0.0001 (hereinafter the "Common Stock"). The powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares of stock of each class and series which the Corporation shall be authorized to issue, is as follows:

               [Continue with the balance of Article IV as set forth in the Certificate of Incorporation]

          SECOND: That thereafter, the foregoing amendments were duly adopted, authorized and consented to in accordance with Section 228 of the General Corporation Law of Delaware by the written consent of shareholders holding 8,803,802 shares of the Corporation's Common Stock, or approximately 69.55% of the 12,658,900 shares which were issued and outstanding on the record date. The undersigned does further certify that written notice of the foregoing amendment has been or will be mailed to those stockholders of record of the Corporation who did not sign the consent to the actions described above.

          DATED the 9th day of April, 1997.

                                             H.Z.T., Inc.

                                            By: /s/ Hagop Tashjian
                                                --------------------------------
                                                Hagop Tashjian, President

STATE OF FLORIDA          )
                          )ss.
COUNTY OF BROWARD         )


          On this 11th day of April, 1997, personally appeared before me Hagop Tashjian, who before me did say that he is the President of H.Z.T., Inc., a Delaware corporation, that he is the person who executed the foregoing Amendment to the Certificate of Incorporation on behalf of said corporation by authority of resolutions of a majority of its stockholders, and he duly acknowledged that said corporation executed the same.

                                                 /s/ Anne M. Nornholm
                                                 -------------------------------
                                                 Notary Public

(SEAL)

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

MEDICAL COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.
DOES HEREBY CERTIFY:
FIRST: That at a meeting of the Board of Directors of
MEDICAL COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Article 1. Name" so that, as amended, said Article shall be and read as follows:

The name of the corporation (the "Corporation") shall be H.Z.T., Inc.
--------------------------------------------------------------------------------

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said President has caused this certificate to be signed by
Hagop Z. Tashjian, an Authorized Officer, this            day of October, 1996.

                                           BY: /s/ Hagop Z. Tashjian
                                              ----------------------------------
                            TITLE OF OFFICER:   President
                                              ----------------------------------

                          CERTIFICATE OF INCORPORATION
                                       OF
                          MEDICAL COMMUNICATIONS, INC.

                                    ARTICLE I
                                      NAME

         The name of the corporation (the "Corporation") shall be:
                          Medical Communications, Inc.

                                   ARTICLE II
                                    DURATION

         The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

                                   ARTICLE III
                                    PURPOSES

         The purposes for which the Corporation is organized are to engage in any and all lawful purposes, activities, and pursuits for which corporations may be organized under the General Corporation Law of Delaware and to exercise all powers allowed or permitted thereunder.

                                   ARTICLE IV
                                 CAPITALIZATION

         The Corporation shall have authority to issue an aggregate of 35,000,000 shares, of which 5,000,000 shares shall be preferred stock, $0.01 par value (hereinafter the "Preferred Stock"), and 30,000,000 shares shall be common stock, par value $0.01 (hereinafter the "Common Stock"). The powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof, of the shares of stock of each class and series which the Corporation shall be authorized to issue, is as follows:

         (a) PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the board of directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, participating, optional, and other rights of each such series and qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the board of directors of this Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences, and relative participating, optional, and other rights and the qualifications, limitations, and restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing, the following:

              (i) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute each series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the board of directors;

              (ii) The rate and times at which and the terms and conditions on which, dividends, if any, on the shares of the series shall be paid; the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of this Corporation or on any series of Preferred Stock; any limitations, restrictions, or conditions on the payment of such dividends; and whether such dividends shall be cumulative or noncumulative;

              (iii) The right, if any, of the holders of the shares of the same series to convert the same into, or exchange the same for, any other class or classes of stock of this Corporation and the terms and conditions of such conversion or exchange;

              (iv) Whether shares of the series shall be subject to redemption and the redemption price or prices, including, without limitation, a redemption price or prices payable in shares of any other class or classes of stock of the Corporation, cash, or other property and the time or times at which, and the terms and conditions on which, shares of the series may be redeemed;

              (v) The rights, if any, of the holders of shares of the series on voluntary or involuntary liquidation, merger, consolidation, distribution, or sale of assets, dissolution, or winding up of this Corporation;

              (vi) The terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series;

              (vii) The voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (A) the right to more or less than one vote per share on any or all matters voted on by the shareholders, and (B) the right to vote as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, on such matters, under such circumstances, and on such conditions as the board of directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such conditions as the board of directors may determine;

              (viii) The restrictions, limitations, and conditions, if any, upon issuance of indebtedness of the Corporation so long as any shares of such series are outstanding; and

              (ix) Any other preferences and relative, participating, optional, or other special rights and qualifications, limitations, and restrictions not inconsistent with law, the provisions of this article, or any resolution of the board of directors of the Corporation pursuant hereto.

         (b) COMMON STOCK. The Common Stock shall have the following powers, preferences, rights, qualifications, limitations, and restrictions:

              (i) After the requirements with respect to preferential dividends of Preferred Stock, if any, shall have been met and after this Corporation shall comply with all the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be required by the General Corporation Law of Delaware, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors without distinction as to series;

              (ii) After distribution in full of any preferential amount to be distributed to the holders of Preferred Stock, if any, in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding up of this Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each without distinction as to series; and

              (iii) Except as may otherwise be required by law or this Certificate of Incorporation, in all matters as to which the vote or consent of stockholders of the Corporation shall be required or be taken, including, any vote to amend this Certificate of Incorporation, to increase or decrease the par value of any class of stock, effect a stock split or combination of shares, or alter or change the powers, preferences, or special rights of any class or series of stock, the holders of the Common Stock shall have one vote per share of Common Stock on all such matters and shall not have the right to cumulate their votes for any purpose.

         (c) CONSIDERATION FOR SHARES. The board of directors of the Corporation shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of the Corporation of any class at any time authorized, and any securities convertible into or exchangeable for such shares, in each case to such persons and for such consideration and on such terms as the board of directors from time to time in its discretion lawfully may determine; PROVIDED, however, that the consideration for the issuance of shares of stock of the Corporation having par value shall not be less than such par value. Shares so issued, for which the full consideration determined by the board of directors has been paid to the Corporation, shall be fully paid stock, and the holders of such stock shall not be liable for any further call or assessments thereon.

         (d) NO PREEMPTIVE RIGHTS. Unless otherwise provided in the resolution of the board of directors providing for the issue of any series of Preferred Stock, no holder of shares of any class of the Corporation or of any security of obligation convertible into, or of any warrant, option, or right to purchase, subscribe for, or otherwise acquire, shares of any class of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to purchase, subscribe for, or otherwise acquire shares of any class of the Corporation, whether now or hereafter authorized.

         (e) UNCLAIMED PROPERTY. Anything herein contained to the contrary notwithstanding, any and all right, title, interest, and claim in and to any dividends declared or other distributions made by the Corporation, whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends or other distributions in the possession of the Corporation, its transfer agents, or other agents or depositories shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any person whatsoever.

         (f) INCREASE OR DECREASE IN AUTHORIZED SHARES. Except as otherwise provided in this article or resolutions to the board of directors providing for the issue of any series of Preferred Stock, the number of authorized shares of any class or classes of stock of the Corporation may be increased or decreased (but not below the number of shares of such class or series then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, voting as a single class.

                                    ARTICLE V
                            MEETINGS OF STOCKHOLDERS

         Subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the board of directors pursuant to a resolution duly adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies. At any annual meeting or special meeting of stockholders of the Corporation, only such business shall be conducted as shall have been brought before such meeting in the manner provided by the bylaws of the Corporation.

                                   ARTICLE VI
                                 INDEMNIFICATION

         The Corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or an officer of the Corporation (and the Corporation, in the discretion of the board of directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise for or on behalf of the Corporation) against any liability or expense (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in respect thereof. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise.

                                   ARTICLE VII
                               BOARD OF DIRECTORS

         The business and affairs of the Corporation shall be managed and controlled by or under the direction of a board of directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by this

Certificate of Incorporation directed or required to be exercised or done by the stockholders of the Corporation.

              (a) NUMBER. The number of directors of the Corporation shall not be less than three nor more than nine, the exact number of directors to be fixed from time to time only by the vote of a majority of the entire board of directors. No decrease in the number of directors shall shorten the term of any incumbent director.

              Notwithstanding the provisions of the foregoing paragraph, whenever the holders of any class or series of Preferred Stock shall have the right, voting as a class or series or otherwise, to elect directors, the then authorized number of directors of the Corporation shall be increased by the number of the additional directors so to be elected, and the holders of such Preferred Stock shall be entitled, as a class or series or otherwise, to elect such additional directors. Any directors so elected shall hold office until their rights to hold such office terminate pursuant to the provisions of such Preferred Stock. The provisions of this paragraph shall apply notwithstanding the maximum number of directors hereinabove set forth.

              (b) QUALIFICATION. The board of directors may, by the vote of a majority of the entire board, prescribe qualifications of candidates for the office of director of the Corporation, but no director then in office shall be disqualified from office as a result of the adoption of such qualification.

              (c) TENURE. The directors shall be divided into three classes: class A, class B, and class C. Such classes shall be as nearly equal in number as possible. The term of office of the initial class A directors shall expire at the annual meeting of the stockholders in 1990, the term of office of the initial class B directors shall expire at the annual meeting of the stockholders in 1991, and the term of office of the initial class C directors shall expire at the annual meeting of stockholders in 1992, or thereafter in each case when their respective successors are elected and have qualified. At each annual election, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual meeting or thereafter when their respective successors in each case are elected and have qualified. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible and any individual director elected to any class shall hold office for a term which shall coincide with the term of such class.

              (d) REMOVAL. At a meeting of stockholders called expressly for that purpose, one or more members of the board (including the entire board) may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

              (e) VACANCIES. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office though less than a quorum, and each director so chosen shall hold office until his successor is elected and qualified or until his earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by law.

              (f) LIMITATION ON LIABILITY. A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages or breach of fiduciary duty as a director, except (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of Delaware as it may from time to time be amended or any successor provisions thereto, or (iv) for any transaction from which a director derived an improper personal benefit.

                                  ARTICLE VIII
                     REGISTERED OFFICE AND REGISTERED AGENT

       The name and address of the Corporation's registered agent in the state of Delaware is The Corporation Trust Company, 1209 Orange Street, in the city of Wilmington, county of New Castle, Delaware. Either the registered office or the registered agent may be changed in the manner provided by law.

                                   ARTICLE IX
                    AMENDMENT TO CERTIFICATE OF INCORPORATION

      The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in any manner now or hereafter permitted or prescribed by statute.

                                    ARTICLE X
                        ADOPTION AND AMENDMENT OF BYLAWS

       The initial bylaws of the Corporation shall be adopted by the board of directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the stockholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Delaware now or hereafter existing.

                                   ARTICLE XI
                                  INCORPORATOR

       The name and mailing address of the incorporator signing this certificate of incorporation is as follows:

                                Dennis D. Postma
                            20355 Harrow Avenue North
                          Forest Lake, Minnesota 55025

       The undersigned, being the sole incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the state of Delaware, makes this certificate, hereby declaring and certifying that this is his act and deed and that the facts herein stated are true, and accordingly has hereunto set his hand this 30th day of May, 1989.


                                             /s/ Dennis D. Postma
                                             --------------------------
                                             Dennis D. Postma


STATE OF    MN.          )
        -----------------
                         :SS
COUNTY OF    ANOKA       )
         ----------------

       I, a notary public, hereby certify that on the 30TH day of May, 1989, personally appeared before me Dennis D. Postma, who being by me first duly sworn, declared that he signed such instrument as his own act and deed and that the facts stated therein are true.

       WITNESS MY HAND AND OFFICIAL SEAL


[SEAL]                                       /s/         [ILLEGIBLE]
                                             ----------------------------------
                                             Notary Public
My Commission Expires:                       Residing in Anoka Co.
                                                        -------------------
7/26/89
----------------------